UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):
January 31, 2011

EASTMAN CHEMICAL COMPANY
(Exact Name of Registrant as Specified in Its Charter)

Delaware	1-12626	62-1539359
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 South Wilcox Drive, Kingsport, TN	37662
(Address of Principal Executive Offices)	(Zip Code)

(423) 229-2000
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.01 COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS

On January 31, 2011, Eastman Chemical Company (the “Company”) completed the sale of the polyethylene terephthalate (“PET”) business, related assets at the Columbia, South Carolina, site, and technology of its Performance Polymers segment to DAK Americas, LLC. The total cash proceeds from the sale were $600 million, subject to post-closing adjustment for working capital.

The PET business, assets, and technology sold were substantially all of the Performance Polymers segment. Performance Polymers segment operating results will be presented as discontinued operations in the Company’s future filings with the SEC. Corporate costs which were allocated to the Performance Polymers segment will be reallocated to other segments in the Company’s financial statements.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(b) Unaudited Pro Forma Financial Information.

The Company’s Unaudited Pro Forma Condensed Consolidated Statement of Financial Position as of September 30, 2010 and unaudited Pro Forma Condensed Consolidated Statements of Earnings for the nine months ended September 30, 2010 and 2009, and the years ended December 31, 2009, 2008, and 2007, in each case giving effect to the sale of the PET business, assets, and technology of the Performance Polymers segment, are filed as Exhibit 99.1 to the Company’s Current Report on Form 8-K dated and filed December 1, 2010 and are incorporated by reference herein.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Eastman Chemical Company
By: _/s/Scott V. King Scott V. King Vice President, Controller and Chief Accounting Officer
Date: February 3, 2011